Exhibit 99.1

Kandi Technologies Announces Share Buy Back of Up to $20 Million

Jinhua, China, Dec. 06, 2021 (GLOBE NEWSWIRE) -- Kandi Technologies Group, Inc. (NASDAQ GS: KNDI) (the “Company” or “Kandi”) today announced that its Board of Directors has authorized the Company to repurchase up to $20 million of the Company’s common stock.  The plan authorizes purchases at management’s discretion when the stock trades in a price range that the board believes represents a compelling use of cash.  Kandi expects to commence the repurchase plan on December 10, 2021 and to conclude the plan by the end of 2022.  Progress on the program will be disclosed each report on Form 10-K or Form 10-Q, as the case may be.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi commented, “We believe that the market is not valuing Kandi appropriately, and that we are significantly undervalued at the current stock price.  Most of our valuation is represented by our cash balance, and we believe that investors do not fully appreciate our exciting growth prospects across a wide range of electric motor propulsion categories.  Our Board is acting by authorizing the repurchase of up to $20 million worth of Kandi shares.  We believe that this repurchase program ‘puts our money where our mouth is’, demonstrating confidence in our liquidity and business potential, and believe that our shareholders will agree.”

Kandi may repurchase shares of its common stock from time to time on the open market or in privately negotiated transactions pursuant to Rule 10b-5, Rule 10b5-1, Rule 10b-18 and other applicable legal requirements of the U.S. Securities and Exchange Commission. The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. The program does not obligate Kandi to acquire any particular amount of common stock and depending on market conditions and other factors these purchases may be commenced or suspended at any time without prior notice.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd.) and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

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Contacts:

Kandi Technologies Group, Inc.

Ms. Kewa Luo

+1 (212) 551-3610

IR@kandigroup.com

The Blueshirt Group

Mr. Gary Dvorchak, CFA

gary@blueshirtgroup.com